EXHIBIT 4.1

GRAPHIC PACKAGING INTERNATIONAL, INC.
and
GRAPHIC PACKAGING HOLDING COMPANY,
GRAPHIC PACKAGING CORPORATION
and the other Note Guarantors from time to time parties hereto, as Note Guarantors
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

FIRST SUPPLEMENTAL INDENTURE
DATED AS OF AUGUST 20, 2009

     FIRST SUPPLEMENTAL INDENTURE dated as of August 20, 2009 (this “Supplemental Indenture”), among Graphic Packaging International, Inc., a corporation organized under the laws of the State of Delaware, as issuer (the “Issuer”), the guarantors listed on the signature pages hereto (the “Note Guarantors”) and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America and having a corporate trust office in Atlanta, Georgia, as Trustee (the “Trustee”).
     WHEREAS, the Issuer, the Note Guarantors and the Trustee have entered into an Indenture dated as of June 16, 2009 (the “Indenture”), relating to the Issuer’s 9.50% Senior Notes due 2017 (the “Outstanding 9.50% Notes”);
     WHEREAS, the Issuer and the Note Guarantors desire and have requested that the Trustee join them in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Issuer of an additional $180,000,000 aggregate principal amount of 9.50% Senior Notes due 2017 (the “Additional 9.50% Notes”);
     WHEREAS, Section 303 of the Indenture provides for the issuance of Additional Notes and Section 9.01(6) of the Indenture permits supplementing the Indenture to establish a series of Additional Notes without the consent of any Holders;
     WHEREAS, the Additional 9.50% Notes shall constitute Additional Notes pursuant to the Indenture;
     WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and
     WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture pursuant to its terms and the terms of the Indenture have been done.
     NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I
GENERAL TERMS AND CONDITIONS OF THE ADDITIONAL 9.50% NOTES.
     SECTION 1.01. DESIGNATION OF NOTES.
     The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Additional 9.50% Notes and shall not apply to any other Notes that have been or may be issued under the Indenture unless a supplemental indenture with respect to such other Notes specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby designated an additional $180,000,000 aggregate principal amount of the series of Notes under the Indenture entitled “9.50% Senior Notes due 2017.”
     SECTION 1.02. OTHER TERMS OF THE NOTES.
     (a) Without limiting the foregoing provisions of this Article I, the terms of the Additional 9.50% Notes shall be substantially as set forth in the form of Note set forth in Exhibit A hereto and as provided in the Indenture, as supplemented by this Supplemental Indenture. The Additional 9.50% Notes shall initially be evidenced by a temporary Global Note (the “Temporary Global Note”) substantially in the form of Exhibit A hereto. The Additional 9.50% Notes shall have the same terms, including without limitation, the same maturity date, interest rate, redemption and other provisions and interest payment dates as the Outstanding 9.50% Notes, and will be part of the same series as the Outstanding 9.50% Notes but the Additional 9.50% Notes will not be fungible for trading purposes with, and will initially bear different CUSIP and ISIN numbers than, the Outstanding 9.50% Notes. After the removal of the applicable restricted legends from the Outstanding 9.50% Notes and the Additional 9.50% Notes, the Outstanding 9.50% Notes that are Unrestricted Notes will be fungible for trading purposes with, and will bear the same CUSIP and ISIN numbers as, the Additional 9.50% Notes that are Unrestricted Notes. For all purposes under the Indenture, the term “Notes” shall include the Outstanding 9.50% Notes and the Additional 9.50% Notes.
     (b) The Additional 9.50% Notes shall be issued on August 20, 2009.
ARTICLE II
ADDITIONAL ISSUANCE OF ADDITIONAL 9.50% NOTES.
     Additional 9.50% Notes in the aggregate principal amount equal to $180,000,000 may, upon execution of this Supplemental Indenture, be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery such Additional 9.50% Notes pursuant to Section 303 of the Indenture and Section 1.02 of this Supplemental Indenture.
ARTICLE III
MISCELLANEOUS.
     SECTION 3.01. AMENDMENT AND SUPPLEMENT.
     This Supplemental Indenture or the Additional 9.50% Notes may be amended or supplemented as provided for in the Indenture.
     SECTION 3.02. CONFLICTS.
     In the event of any conflict between this Supplemental Indenture and the Indenture, the provisions of this Supplemental Indenture shall prevail.

     SECTION 3.03. LEGENDS
     Each Global Note representing Additional 9.50% Notes shall bear the legends set forth in Section 2.03 of the Indenture.
     SECTION 3.04. GOVERNING LAW
     THE SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE ISSUER, THE NOTE GUARANTORS AND ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE NOTE GUARANTEES.
     SECTION 3.05. EXECUTION IN COUNTERPARTS
     The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts (including by facsimile or other electronic transmission), all of which together shall constitute one and the same agreement.
     SECTION 3.06. HEADINGS
     The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
[Signature pages follow.]

SIGNATURES
     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

GRAPHIC PACKAGING INTERNATIONAL, INC.
By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Sr. Vice President & CFO

GRAPHIC PACKAGING HOLDING COMPANY, as Note Guarantor
By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Sr. Vice President & CFO

GRAPHIC PACKAGING CORPORATION, as Note Guarantor
By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Sr. Vice President & CFO

BLUEGRASS CONTAINER CANADA HOLDINGS, LLC, as Note Guarantor
By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Sr. Vice President & CFO

BLUEGRASS FLEXIBLE PACKAGING COMPANY, LLC, as Note Guarantor
By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Sr. Vice President & CFO

BLUEGRASS LABELS COMPANY, LLC, as Note Guarantor
By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Sr. Vice President & CFO

BLUEGRASS MULTIWALL BAG COMPANY, LLC, as Note Guarantor
By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Sr. Vice President & CFO

FIELD CONTAINER QUERETARO (USA), L.L.C., as Note Guarantor
By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Sr. Vice President & CFO

HANDSCHY HOLDINGS, LLC, as Note Guarantor
By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Sr. Vice President & CFO

HANDSCHY INDUSTRIES, LLC, as Note Guarantor
By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Sr. Vice President & CFO

RIVERDALE INDUSTRIES, LLC, as Note Guarantor
By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Sr. Vice President & CFO

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Muriel Shaw
	Name:	Muriel Shaw
	Title:	Assistant Vice President

EXHIBIT A
FORM OF TEMPORARY GLOBAL NOTE1
(FACE OF NOTE)
GRAPHIC PACKAGING INTERNATIONAL, INC.
9.50% Senior Notes Due 2017
CUSIP No. [          ]
No.                    $
     Graphic Packaging International Inc., a corporation duly organized and existing under the laws of the State of Delaware (and its successors and assigns) (the “Company”), promises to pay to                           , or registered assigns, the principal sum of $                     ([                    ] United States Dollars) [(or such lesser or greater amount as shall be outstanding hereunder from time to time in accordance with Sections 312 and 313 of the Indenture referred to on the reverse hereof)]2 (the “Principal Amount”) on June 15, 2017. The Company promises to pay interest semi-annually on June 15 and December 15 in each year, commencing December 15, 2009, at the rate of 9.50% per annum, until the Principal Amount is paid or made available for payment. Interest on this Note will accrue (or will be deemed to have accrued) from the most recent date to which interest on this Note has been paid or duly provided for or, if no such interest has been paid, from June 16, 2009. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days nor less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     The Holder of this Note is entitled to the benefits of the Exchange Offer Registration Rights Agreement, dated August 20, 2009, among the Company, the initial purchasers named therein and the

[1]	Insert any applicable legends from Article 2.

[2]	Include only if the Note is issued in global form.

Note Guarantors named therein (the “Registration Rights Agreement”) and will be entitled to the payment of Additional Interest under the circumstances provided therein.
     Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

GRAPHIC PACKAGING INTERNATIONAL, INC.
By
Name:
Title:

     This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By
Authorized Officer

Dated: August 20, 2009

(REVERSE OF NOTE)
     This Note is one of the duly authorized issue of 9.50% Senior Notes Due 2017 of the Company (herein called the “Notes”), issued under an Indenture, dated as of June 16, 2009 (herein called the “Indenture,” which term shall have the meanings assigned to it in such instrument), among the Company, Graphic Packaging Holding Company, Graphic Packaging Corporation, and the other Note Guarantors from time to time parties thereto, as Note Guarantors, and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, any other obligor upon this Note, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect from time to time (the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. Additional Notes may be issued under the Indenture which will vote as a class with the Notes and otherwise be treated as Notes for purposes of the Indenture.
     All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     This Note is entitled to the benefits of the certain senior Note Guarantees of the Note Guarantors and may hereafter be entitled to certain other senior Note Guarantees made for the benefit of the Holders. Reference is made to Article Thirteen of the Indenture and to the Note Guarantees for terms relating to such Note Guarantees, including the release, termination and discharge thereof. Neither the Company nor any Note Guarantor shall be required to make any notation on this Note to reflect any Note Guarantee or any such release, termination or discharge.
     The Notes will be redeemable, at the Company’s option, in whole or in part, and from time to time on and after June 15, 2013 and prior to maturity at the applicable redemption prices set forth below. Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address in accordance with the Indenture. The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person. Any such redemption and notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control. The Notes will be so redeemable at the following Redemption Prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on June 15 of the years set forth below:

Period	Redemption Price

2013	104.750%
2014	102.375%
2015 and thereafter	100.000%
     In addition, at any time and from time to time prior to June 15, 2012, the Company at its option may redeem the Notes, in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes), with funds in an aggregate amount not exceeding the aggregate cash proceeds of one or more Equity Offerings, at a Redemption Price (expressed as a percentage of principal amount thereof) of 109.500% plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that an aggregate principal amount of the Notes equal to at least 65% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes) must remain outstanding after each such redemption. The Company may make such redemption upon notice mailed by first-class mail to each Holder’s registered address in accordance with the Indenture (but in no event more than 180 days after the completion of the related Equity Offering). The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person. Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent including the completion of the related Equity Offering.
     At any time prior to June 15, 2013, such Notes may also be redeemed or purchased (by the Company or any other Person) in whole or in part, at the Company’s option, at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder’s registered address in accordance with the Indenture. The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person. Any such redemption, purchase or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent including but not limited to the occurrence of a Change of Control.
     The Indenture provides that upon the occurrence of a Change of Control, each Holder will have the right to require that the Company repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of such repurchase; provided, however, that the Company shall not be obligated to repurchase Notes in the event it has exercised its right to redeem all the Notes as described above.
     The Notes will not be entitled to the benefit of a sinking fund.
     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and certain Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.
     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to pursue such remedy in respect of such Event of Default as Trustee and offered the Trustee reasonable security or indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of security or indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in a Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Notes are issuable only in registered form without coupons in minimum denominations of $2,000.00 and any integral multiple of $1,000.00. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration, transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Note for registration or transfer, the Company, any other obligor in respect of this Note, the Trustee and any agent of the Company, such other obligor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, any other obligor upon this Note, the Trustee nor any such agent shall be affected by notice to the contrary.
     No director, officer, employee, incorporator or stockholder, as such, of the Company, any Note Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company, or any Note Guarantor under the Indenture, the Notes or any Note Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Holder, by accepting this Note, hereby waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
     THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR

ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE NOTE GUARANTEES.

[FORM OF CERTIFICATE OF TRANSFER]
     FOR VALUE RECEIVED the undersigned holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.
(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises.
[Check One]
☐	(a)	this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.
or
☐	(b)	this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.
If neither of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 313 of the Indenture shall have been satisfied.
Date:

NOTICE: The signature to this assignment must
correspond with the name as written upon the face of
the within-mentioned instrument in every particular,
without alteration or any change whatsoever.
Signature Guarantee:

     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED
     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE
     If you wish to have this Note purchased by the Company pursuant to Section 411 or 415 of the Indenture, check the box: ☐.
     If you wish to have a portion of this Note purchased by the Company pursuant to Section 411 or 415 of the Indenture, state the amount (in principal amount) below:
     $
Date:
Your Signature:
(Sign exactly as your name appears on the
other side of this Note)
Signature Guarantee:
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

Principal Amount
		Amount of Increases	of this Global Note	Signature of
	Amount of Decreases	in Principal	following such	Authorized Officer
	in Principal Amount	Amount of this	Decreases or	of Trustee or Notes
Date of Exchange	of this Global Note	Global Note	Increases	Custodian

A-12